Exhibit 99.4

BAKER & MCKENZIE	Restated Heidenheim Manufacturing and Supply Agreement

RESTATED HEIDENHEIM MANUFACTURING AND SUPPLY AGREEMENT

dated April 13, 2006

regarding the manufacturing and supply of

Tantalum Polymer Capacitors

at the Heidenheim site

of EPCOS AG

BAKER & MCKENZIE LLP

Bethmannstraße 50 – 54

60311 Frankfurt am Main

Germany

Table of Contents

Preamble
1.	Subject Matter of this Agreement; Definition of Tantalum Customer
2.	Adjustment of the Book Value
3.	Manufacture and Delivery, Transfer of Risk
4.	Ramp-down Schedule
5.	Prices and Payment Terms
6.	Warranty, Liability, Statute of Limitations, Indemnity for Warranty Claims
7.	Indemnity in Case of Infringement of Third-Party Intellectual Property Rights
8.	Confidentiality
9.	Force Majeure
10.	Term and Termination
11.	Final Sale of Heidenheim Tantalum Polymer Capacitors
12.	Termination of the Manufacturing and Supply Agreement
13.	Final Provisions

List of Exhibits

Exhibit P1	Heidenheim Tantalum Polymer Capacitors
Exhibit P4	Distribution Companies
Exhibit 2	Per-item Quantity Related Costs
Exhibit 5.3	Price List
Exhibit 11.1	Certain Tantalum Customers

List of Terms and Abbreviations

ASPA	4
Claims	13
Distribution Companies	5
EPCOS	4
EPCOS Portugal	4
Future Stocks	15
Future Stocks Per-item Quantity Related Costs	16
Future Stocks Total Production Costs	16
German Purchaser	4
Heidenheim Tantalum Polymer Capacitors	4
Invoiced Amounts	10
Invoiced Per-item Price	10
IP-Rights	5
KEMET	4
KEMET Electronics	4
Manufacturing and Supply Agreement	5
Monthly Customer Difference Amount	11
Monthly Invoiced Amount	10
Monthly Per-item Difference Amount	11
Monthly Per-item List Price	10
Monthly Per-item Quantity Related Costs	9
Monthly Total Customer Difference Amount	11
Monthly Total Difference Amount	11
Monthly Total List Price	10
Monthly Total Production Costs	9
Parties	4
Party	4
Per-item Book Value Difference Amount	7
Per-item Difference Amount	10
Per-item List Price	9
Per-item Quantity Related Costs	6
Per-type Book Value Difference Amount	7
Phase-out Schedule	5
Ramp-down Schedule	8
Recipients	8
Tantalum Customers	6
Temporary Distribution Agreement	5
Temporary Distribution Period	6
Third-Party-Rights	13
Total Book Value Difference Amount	7

Restated Heidenheim Manufacturing and Supply Agreement

between

1.                  EPCOS AG, a stock corporation (Aktiengesellschaft) under German law, having its domicile in Munich

- hereinafter referred to as “EPCOS” -

2.                  EPCOS - PEÇAS E COMPONENTES ELECTRÓNICOS, S.A., a stock corporation (Sociedade Anónima) under Portuguese law, having its domicile in Evora, Portugal

- “EPCOS Portugal” -

3.                  KEMET Corporation, a stock corporation under the laws of the State of Delaware, United States, having its domicile in Simpsonville, SC/USA

- hereinafter referred to as “KEMET” -

4.                  KEMET Electronics Corporation, a stock corporation under the laws of the State of Delaware, United States, having its domicile in Simpsonville, SC/USA

- hereinafter referred to as “KEMET Electronics” -

EPCOS, EPCOS Portugal, KEMET and KEMET Electronics a “Party”

and collectively the “Parties”

Preamble

1.          EPCOS manufactures tantalum polymer capacitors at its Heidenheim site as specified in Exhibit P1 (the “Heidenheim Tantalum Polymer Capacitors”).

2.          Under an asset and share purchase agreement between EPCOS, KEMET Electronics GmbH (the “German Purchaser”), KEMET Electronics S.A. and KEMET dated December 12, 2005 (the “ASPA”), EPCOS sold to the German Purchaser, among other things,

(i)      the contracts regarding the supply of its customers with Heidenheim Tantalum Polymer Capacitors,

(ii)     various patents and other intellectual property rights for the production of Heidenheim Tantalum Polymer Capacitors (“IP Rights”) and

(iii)    various other assets.

Under the ASPA, EPCOS sold to the German Purchaser also the tools, equipment and machinery required for the manufacturing of Heidenheim Tantalum Polymer Capacitors at the Heidenheim site. According to Section 8A.2 of the ASPA, these assets shall be transferred to German Purchaser on basis of the Production Transfer and Assumption Agreement on or before the Heidenheim Production End Date.

3.          Concurrently with the execution of the ASPA, on December 12, 2005, EPCOS and KEMET Electronics entered into a manufacturing and supply agreement regarding the manufacturing and supply of Heidenheim Tantalum Polymer Capacitors by EPCOS for supply to KEMET Electronics (the “Manufacturing and Supply Agreement”).

4.          KEMET and its Affiliates are not yet in a position to operate a world-wide distribution system that complies with the operational requirements of the Tantalum Business. EPCOS is willing to support KEMET and its Affiliates in overcoming these difficulties by assuming for a transitional period the distribution of Heidenheim Tantalum Polymer Capacitors directly or through EPCOS’ Affiliates listed in Exhibit P4 (the “Distribution Companies”) on terms and conditions set out in a temporary distribution agreement dated April 13, 2006 (the “Temporary Distribution Agreement”).

5.          In the Temporary Distribution Agreement, the Parties agreed upon a phase-out schedule according to which the contractual obligations with and the outstanding orders by the Tantalum Customers shall be transferred to KEMET or certain of KEMET’s Affiliates in several stages (the “Phase-out Schedule”). According to the Phase-out Schedule, the Tantalum Customers shall be transferred on a customer-by-customer basis.

6.          The production of Heidenheim Tantalum Polymer Capacitors at the Heidenheim site will be phased-out in accordance with the transfer of Tantalum Customers to KEMET and/or certain of KEMET’s Affiliates and the ramp-up of the production of Tantalum Polymer Capacitors at the production site of EPCOS Portugal in Evora, Portugal.

NOW, THEREFORE, the Parties agree, subject to the condition precedent in Section 13.1, as follows:

1.         Subject Matter of this Agreement; Definition of Tantalum Customer

1.1        EPCOS shall continue to provide all resources utilized so far for the manufacture of Heidenheim Tantalum Polymer Capacitors at its Heidenheim site in the ordinary course of business and consistent with prior past practice. EPCOS shall manufacture Heidenheim Tantalum Polymer Capacitors on the basis of the orders and the forecasts placed by Tantalum Customers in accordance with EPCOS´ past practice. In particular, EPCOS shall manufacture Heidenheim Tantalum Polymer Capacitors which the Distribution Companies need in order to be able to meet the obligations vis-à-vis third parties which originate from the contracts concluded by EPCOS and/or the Distribution Companies and which finally shall be assumed by KEMET and its Affiliates from EPCOS and the Distribution Companies pursuant to Sections 3.3, 3.5, 7.2 and 7.6 of the ASPA. KEMET hereby grants EPCOS a license to use the IP Rights for the manufacture of the Heidenheim Tantalum Polymer Capacitors pursuant to Section 4.7 of the ASPA and to the extent specified in detail therein.

1.2        KEMET shall remunerate EPCOS for the provision of production capacity and shall pay to EPCOS the production costs all as described in more detail in Section 2 and 5 below below.

1.3        EPCOS shall procure that the Distribution Companies purchase from EPCOS the Heidenheim Tantalum Polymer Capacitors in accordance with the terms and conditions set out in this Agreement (including Section 5.3), if and to the extent corresponding customers orders have been placed or such orders are necessary to replenish the stocks of the Distribution Companies in the ordinary course of business and consistent with prior past practice.

1.4        “Tantalum Customers” shall be any individual persons or legal entities, whether being end-users or re-sellers, who

(i)            are at the beginning of the Temporary Distribution Period (as defined in the Temporary Distribution Agreement, the “Temporary Distribution Period”) party to a consignment stock agreement or other long-term supply agreement with EPCOS, EPCOS Portugal or a Distribution Company relating to the supply of Tantalum Capacitors,

(ii)           have placed with EPCOS, EPCOS Portugal or a Distribution Company any orders for Tantalum Capacitors which have at the beginning of the Temporary Distribution Period not yet been completely fulfilled, or

(iii)          will place with EPCOS, EPCOS Portugal or a Distribution Company any orders for Tantalum Capacitors during the Temporary Distribution Period (for the avoidance of doubt, including, but not limited to, KEMET and KEMET’s Affiliates, as the case may be).

2.         Adjustment of the Book Value

On the Closing Date, after the occurrence of the Closing, EPCOS will increase or decrease the book value per item of all of its stocks of Heidenheim Tantalum Polymer Capacitors at EPCOS’ Heidenheim site to the respective Per-item Quantity Related Costs. The “Per-item Quantity Related Costs” shall be the costs of production of the Heidenheim Tantalum Polymer Capacitors for each type of Heidenheim Tantalum Polymer Capacitors. The Per-item Quantity Related Costs shall be calculated Per-item Quantity Related Costs in accordance with the schedule attached as Exhibit 2. The Parties currently estimate – on the basis of the product mix scheduled by EPCOS for the manufacturing of Heidenheim Tantalum Polymer Capacitors at the Heidenheim site for the fiscal year 2005/2006 on average across the range of products – that such costs will amount to approximately EUR 0.14 per Heidenheim Tantalum Polymer Capacitor actually manufactured.

As soon as reasonably practicable after the Closing Date, EPCOS shall provide KEMET Electronics with an invoice including:

(i)            the type, and for each type, the number of Heidenheim Tantalum Polymer Capacitor owned by EPCOS and held in the stock in Heidenheim on the Closing Date;

(ii)           the book value of each such stock of Heidenheim Tantalum Polymer Capacitors;

(iii)          the Per-item Quantity Related Costs of each such type of Heidenheim Tantalum Polymer Capacitor;

(iv)          the difference between the book value and the Per-item Quantity Related Costs for each type of Heidenheim Tantalum Polymer Capacitor (the “Per-item Book Value Difference Amount”); for the avoidance of doubt, if for any type of Heidenheim Tantalum Polymer Capacitor the book value is higher than the Per-item Quantity Related Costs, such difference is a positive amount and if the book value is lower than the Per-item Quantity Related Costs, such difference is a negative amount); and

(v)           the results of the multiplication of the applicable Per-item Book Value Difference Amounts with the relevant number of Heidenheim Tantalum Polymer Capacitor owned by EPCOS on the Closing Date (the “Per-type Book Value Difference Amount”) as well as the sum of all Per-type Book Value Difference Amounts (such sum the “Total Book Value Difference Amount”).

If the Total Book Value Difference Amount is a positive amount, such amount shall be paid by KEMET Electronics to EPCOS. If the Total Book Value Difference Amount is a negative amount, such amount shall be paid by EPCOS to KEMET Electronics.

The Total Book Value Difference Amount shall be due and payable ten (10) Business Days after the Closing Date. If the invoice was not mailed by EPCOS within five (5) Business Days after the Closing Date, the payment period shall be extended in accordance with the time period between Closing Date and date of mailing.

3.         Manufacture and Delivery, Transfer of Risk

3.1        EPCOS shall manufacture Heidenheim Tantalum Polymer Capacitors during the term of this Agreement. The volume of Heidenheim Tantalum Polymer Capacitors to be manufactured by EPCOS shall be determined by EPCOS in accordance with EPCOS´ past practice on the basis of the orders and the forecasts placed by Tantalum Customers.

3.2        EPCOS shall sell and deliver Heidenheim Tantalum Polymer Capacitors to Tantalum Customers or to Distribution Companies in accordance with the underlying purchase orders (the “Recipients”). All costs and risks related to the transfer of the Heidenheim Tantalum Polymer Capacitors to the Recipients shall be borne by KEMET in accordance with the Temporary Distribution Agreement. The risk of loss and/or damage to the Heidenheim Tantalum Polymer Capacitors shall pass to KEMET upon their handover to the designated carrier.

3.3        The selection of a carrier by EPCOS and/or the Distribution Companies shall be subject to Section 10 of the Temporary Distribution Agreement.

4.          Ramp-down Schedule

4.1        As soon as possible, but in no event later than May 31, 2006, the Parties shall agree upon a schedule setting forth the details of the ramp-down of the production at the Heidenheim site (the “Ramp-down Schedule”).

4.2        The volume of Heidenheim Tantalum Polymer Capacitors to be manufactured by EPCOS shall be adjusted from time to time in accordance with the Phase-out Schedule and the Ramp-down Schedule. Therefore, KEMET shall inform EPCOS in writing each first (1st) and fifteenth (15th) day of a month about the status of the phase-out. In particular, such reports shall contain information about

(i)            Tantalum Customers who agreed to the transfer of its customer relationships to KEMET or its Affiliates and the date on which such transfer shall become effective;

(ii)           Tantalum Customers who agreed to accept tantalum polymer capacitors produced in Evora instead of Heidenheim Tantalum Polymer Capacitors; and

(iii)          Tantalum Customers who agreed to accept tantalum polymer capacitors produced by KEMET or KEMET´s Affiliates (other than EPCOS Portugal) instead of Heidenheim Tantalum Polymer Capacitors.

5.          Prices and Payment Terms

5.1        For the provision of production capability, KEMET Electronics shall, during the term of this Agreement, pay to EPCOS a monthly lump sum in the amount of EUR 700,000.00 provided that the first payment shall only be a lump sum in the amount of EUR 163,000.00. In the event, that the Closing occurs after April 1, 2006 and prior to

April 30, 2006, the first payment shall be pro rata on a daily basis to take into account the actual number of days included between the Closing Date and April 30, 2006, and the next installment of EUR 700,000.00 shall be due as of May 1, 2006 for the period May 1, 2006 through May 31, 2006. EPCOS shall invoice to KEMET Electronics such amount on a monthly basis in advance. KEMET Electronics shall pay such lump sum until the fifth (5th) Business Day of the respective month.

5.2        For the production of Heidenheim Tantalum Polymer Capacitors, KEMET Electronics shall pay to EPCOS the Per-item Quantity Related Costs per Heidenheim Tantalum Polymer Capacitor that has been delivered to the Recipients. Within ten (10) Business Days after the end of a calendar month, EPCOS shall provide KEMET Electronics with an invoice as of the last day of the preceding month which shall list

(i)            the type, and for each type the number, of Heidenheim Tantalum Polymer Capacitors delivered to the Recipients within the preceding month;

(ii)           the Per-item Quantity Related Costs of such type of Heidenheim Tantalum Polymer Capacitors;

(iii)          the results of the multiplication of the applicable Per-item Quantity Related Costs with the relevant number of Heidenheim Tantalum Polymer Capacitors delivered by EPCOS to the Recipients within the respective month (the “Monthly Per-item Quantity Related Costs”) as well as the sum of all Monthly Per-item Quantity Related Costs (such sum the “Monthly Total Production Costs”).

5.3        EPCOS shall pay to KEMET Electronics (i) prices as set forth in the price list attached as Exhibit 5.3 (each price listed in such price list a “Per-item List Price”) for each Heidenheim Tantalum Polymer Capacitors delivered and invoiced to Distribution Companies and (ii) the amounts invoiced to Tantalum Customers for Heidenheim Tantalum Polymer Capacitors delivered to such Tantalum Customers by EPCOS. EPCOS and KEMET Electronics shall settle the differences between the Per-item List Price and the price invoiced to Tantalum Customers for Heidenheim Tantalum Polymer Capacitors delivered by the Distribution Companies in accordance with Section 5.4 below.

EPCOS shall provide KEMET Electronics monthly with a schedule as of the last day of the preceding month within ten (10) Business Days after the end of a calendar month. Such schedule shall list

(i)            with respect to Heidenheim Tantalum Polymer Capacitors delivered to the Distribution Companies:

(a)           the type, and for each type, the number of Heidenheim Tantalum Polymer Capacitors delivered to the Distribution Companies within the preceding month;

(b)           the Per-item List Price of such type of Heidenheim Tantalum Polymer Capacitors;

(c)           the results of the multiplication of the applicable Per-item List Price with the relevant number of Heidenheim Tantalum Polymer Capacitors delivered by EPCOS to the Distribution Companies within the respective month (the “Monthly Per-item List Price”) as well as the sum of all Monthly Per-item List Prices (such sum the “Monthly Total List Price”).

(ii)           with respect to Heidenheim Tantalum Polymer Capacitors delivered to the Tantalum Customers by EPCOS:

(a)           for each Tantalum Customer the type, and for each type, the number of Heidenheim Tantalum Polymer Capacitors (y) delivered to each Tantalum Customer by EPCOS, or (z) taken out of a consignment stock by Tantalum Customers, within the preceding month;

(b)           the amounts invoiced to each Tantalum Customers by EPCOS for Heidenheim Tantalum Polymer Capacitors delivered to the relevant Tantalum Customer within the preceding month (the “Invoiced Amounts”);

(c)           the sum of all Invoiced Amounts for the respective month (such sum the “Monthly Invoiced Amount”).

(iii)          with respect to Heidenheim Tantalum Polymer Capacitors delivered to Tantalum Customers by the Distribution Companies for each Tantalum Customer:

(a)           the type, and for each type, the number of Heidenheim Tantalum Polymer Capacitors (y) delivered by the Distribution Companies to a Tantalum Customer, or (z) taken out of consignment stocks by Tantalum Customer, within the preceding month;

(b)           the Per-item List Price of such type of Heidenheim Tantalum Polymer Capacitors;

(c)           the price invoiced to the relevant Tantalum Customer for such type of Heidenheim Tantalum Polymer Capacitors (the “Invoiced Per-item Price”);

(d)           the difference between the Invoiced Per-item Price and the Per-item List Price of such type of Heidenheim Tantalum Polymer Capacitors (the “Per-item Difference Amount”; for the avoidance of doubt, if for any type of Heidenheim Tantalum Polymer Capacitors the Invoiced Per-item Price is higher than the Per-item List Price, such difference is a positive amount and if the Invoiced Per-item Price is lower than the Per-item List Price, such difference is a negative amount);

(e)           the results of the multiplication of the applicable Per-item Difference Amount with the relevant number of Heidenheim Tantalum Polymer Capacitors delivered by the Distribution Companies to the relevant Tantalum

Customer within the respective month (the “Monthly Per-item Difference Amount”) as well as the sum of all Monthly Per-item Difference Amounts, such sum the “Monthly Customer Difference Amount”.

The sum of all Monthly Customer Difference Amounts of the respective month shall be the  “Monthly Total Customer Difference Amount”.

5.4        The payment due to Section 5.2 and 5.3 shall be settled between the Parties as follows: The difference between the Monthly Total Production Costs and the sum of the Monthly Total List Price, the Monthly Invoiced Amount and (the positive or negative, as the case may be) Monthly Total Customer Difference Amount (the “Monthly Total Difference Amount”) shall be paid by (i) EPCOS to KEMET Electronics if and to the extent such difference is negative amount or (ii) KEMET Electronics if and to the extent such difference is a positive amount. For the avoidance of doubt, the Monthly Total Difference Amount shall be a negative amount, if the sum of the Monthly Total List Price and the Monthly Invoiced Amount exceeds the Monthly Total Production Costs. The Monthly Total Difference Amount is due and payable at the end of the second month following the month for which the Monthly Total Production Costs, Monthly Total List Price and the Monthly Invoiced Amount have been calculated.

5.5        All payments owed by EPCOS to KEMET or KEMET Electronics or vice versa under this Agreement shall be made by wire transfer free of costs and bank charges for the receiving Party in immediately available funds to such bank account as the respective receiving Party has notified to the owing Party in writing prior to the payment.

5.6        Either Party owes late payment interest (Verzugszinsen) on any amounts becoming due and payable to any other Party under this Agreement as from the respective date payment is to be made, to the day of payment at the rate of 100 basis points over the three (3) months’ EURIBOR. Interest payable under any provision of this Agreement shall be calculated on the basis of actual days elapsed divided by 360.

6.          Warranty, Liability, Statute of Limitations, Indemnity for Warranty Claims

6.1        EPCOS shall manufacture the Heidenheim Tantalum Polymer Capacitors in accordance with the respective specification and in accordance with the performance, quality and reliability levels mentioned therein.

6.2        If EPCOS supplies a Tantalum Customer other than KEMET or KEMET’s Affiliates with defective Heidenheim Tantalum Polymer Capacitors, EPCOS is subject to warranty and/or damage claims as provided for in the agreement of EPCOS and the respective Tantalum Customer. If EPCOS supplies a Distribution Company with defective Heidenheim Tantalum Polymer Capacitors, EPCOS shall supply the respective Distribution Company with defect-free Heidenheim Tantalum Polymer Capacitors.

6.3        If EPCOS supplies a KEMET or any KEMET Affiliate with defective Heidenheim Tantalum Polymer Capacitors, EPCOS shall at the option of such KEMET either

(i)         supply KEMET or the relevant KEMET Affiliate with defect-free Heidenheim Tantalum Polymer Capacitors or

(ii)        take back the defective Heidenheim Tantalum Polymer Capacitors and reimburse KEMET or the relevant KEMET Affiliate for the price paid for such defective Heidenheim Tantalum Polymer Capacitors.

As between EPCOS and KEMET upon occurrence of the Heidenheim Production End Date, EPCOS shall no longer be obliged to deliver replacement products. EPCOS’ obligation, if any, to reimburse KEMET or any KEMET Affiliates for damages subject to this Agreement, if any, shall remain unaffected.

If and to the extent a Tantalum Customer requests from EPCOS or a Distribution Company the supply with defect-free Heidenheim Tantalum Polymer Capacitors after the Heidenheim Production End Date, KEMET shall supply the required tantalum polymer capacitors to the relevant Tantalum Customer directly upon request of EPCOS.

6.4       Any additional liability of EPCOS vis-à-vis KEMET or any KEMET Affiliate for defects in excess of Section 6.3 with respect to the Heidenheim Tantalum Polymer Capacitors shall be excluded. This shall not apply, however,

(i)          to the extent EPCOS has fraudulently concealed defects or

(ii)         to the extent EPCOS is liable pursuant to mandatory statutory provisions (in particular pursuant to the German Product Liability Act) or

(iii)        to the extent defects of the Heidenheim Tantalum Polymer Capacitors cause bodily injury or death due to reasons for which EPCOS is responsible or

(iv)       for any liability for the infringement of Third-Party-Rights within the meaning of Section 7.

EPCOS shall in no event be liable for lost profits of KEMET or any KEMET Affiliates.

6.5        As between the Parties, any liability of EPCOS and EPCOS’ Affiliates arising out of or in connection with this Agreement and the purchase contracts concluded hereunder shall be limited to the maximum amount of EUR 2,000,000.00 in total; provided that in the event of gross negligence (grobe Fahrlässigkeit) of EPCOS or an EPCOS’ Affiliate, such amount shall be increased to EUR 4,000,000.00. The limitation of liability pursuant to the foregoing sentence shall not apply with respect to EPCOS’ liability for intentional misconduct and under Section 6.3 and Section 6.4, second sentence.

For the avoidance of doubt, any and all claims brought against EPCOS and EPCOS Affiliates out of or in connection with this Agreement, whether by KEMET or any KEMET Affiliate, Tantalum Customers or any third parties, shall be credited against the maximum aggregate liability of EPCOS and EPCOS’ Affiliates as set out in Section 6.5 above.

With respect to EPCOS´ or EPCOS Affiliates´ liability arising out of or in connection with this Agreement and the purchase contracts concluded hereunder in excess of the maximum amount of EUR 2,000,000.00, KEMET and KEMET Electronics shall indemnify EPCOS and/or EPCOS Affiliates for any and all costs arising out or in connection with such claims. Section 6.4 second sentence shall apply accordingly.

6.6        As between the Parties, any claims of KEMET or any KEMET Affiliate due to defects of the Heidenheim Tantalum Polymer Capacitors shall be deemed time-barred upon expiry of a two-year period from the time of delivery. This shall not apply, however, with respect to claims for patent infringements pursuant to Section 7 of this Agreement. The latter shall be time-barred upon expiry of a ten (10) year period from Closing. Section 17.2 para. 2 of the ASPA shall apply accordingly with respect to the suspension of the aforementioned statute of limitation periods. If and to the extent EPCOS or EPCOS Affiliates were made liable for claims that shall be deemed time-barred under this Section 6.6, Section 10 of the Temporary Distribution Agreement shall apply.

7.          Indemnity in Case of Infringement of Third-Party Intellectual Property Rights

7.1        Subject to the conditions and limitations stated hereinafter, EPCOS agrees at its expense, to defend and indemnify KEMET Electronics from and against any and all claims, demands and actions (“Claims”) brought by third parties against KEMET Electronics based on the infringement of third-party intellectual property rights (except intellectual property rights of KEMET’s Affiliates) – including but not limited to patents, utility models, design patents, copyrights or mask work rights – (“Third-Party-Rights”) by Heidenheim Tantalum Polymer Capacitors purchased by KEMET Electronics pursuant to this Agreement, provided that it has been held by a court or competent jurisdiction that an infringement of third-party Intellectual Property Rights has taken place.

7.2        It is a prerequisite for the right of KEMET Electronics to defense and indemnification pursuant to Section 7.1, that KEMET Electronics shall (i) give EPCOS prompt written notice of any alleged Claim and shall provide EPCOS with power-of-attorney to defend and settle any such Claims in the name of KEMET Electronics and (ii) provide EPCOS upon request with all reasonable assistance at EPCOS’ expense. EPCOS shall be entitled to instruct KEMET Electronics with respect to the defense.

7.3        If, as a result of Third-Party-Rights, KEMET Electronics becomes enjoined from selling the Heidenheim Tantalum Polymer Capacitors to third parties, EPCOS shall, at its own discretion and on its own costs be entitled to procure for KEMET Electronics the unlimited right to sell the Heidenheim Tantalum Polymer Capacitors. If EPCOS decides not to procure such resale rights for KEMET Electronics, KEMET Electronics shall be entitled to exercise its rights pursuant to Section 7.2.

7.4        EPCOS shall have no obligation to defend or indemnify KEMET Electronics with respect to any Claims arising out of or in connection with the combination with or incorporation of any Heidenheim Tantalum Polymer Capacitors supplied by EPCOS into any other semi-finished product, end product or subassembly by KEMET Electronics or any third party. The same shall apply if the Claims only exist because EPCOS acted on specific instructions of KEMET Electronics or if the Heidenheim Tantalum Polymer Capacitors were resold by KEMET Electronics or third parties in modified form.

For the avoidance of doubt, Claims relating to the Heidenheim Tantalum Polymer Capacitors, themselves, even though they may be contained in such other semi-finished product, end product or subassembly, which is covered hereunder, shall remain unaffected.

8.          Confidentiality

In respect of any information provided by one Party to another Party under this Agreement Section 19 of the ASPA shall apply between the Parties mutatis mutandis, it being understood that any such information shall from the perspective of the receiving Party be considered Proprietary Information of the providing Party, unless it falls under an exception set forth in the last paragraph of Section 19.2 of the ASPA.

9.          Force Majeure

Unpredictable events such as acts of God, industrial actions (including, but not limited to, strikes and lock-outs), war, riots, natural disasters, official regulations and other events which are beyond the reasonable control of either Party, and which are inevitable and material and for which neither Party is responsible shall exempt the Parties for the duration of the interference and within the scope of its effects from performing their obligations. This shall also apply if these events occur at a time when the Party concerned is in default. The Parties commit to inform each other without undue delay and to reasonably adjust their obligations in good faith to the changed circumstances.

10.        Term and Termination

10.1      This Agreement commences upon the Closing and has a fixed term until the end of September 30, 2006. An extension of the term of this Agreement shall only be possible with the express consent of both Parties.

This Agreement may not be terminated without cause. However, KEMET shall at any time be entitled to a special termination of this Agreement prior to the Heidenheim Production End Date if and to the extent KEMET (i) immediately effects payment of all lump sum amounts payable pursuant to Section 5.1 until the Heidenheim Production End Date, (ii) takes and pays for all Heidenheim Tantalum Polymer Capacitors owned by EPCOS or the Distribution Companies as of the special termination in accordance with this Agreement and (iii) indemnifies EPCOS for and against all and any costs arising out or in connection with the sudden ramp down of the production in deviation from the Ramp-down Schedule. In such case, this Agreement ends if EPCOS receives the last receivables owed by KEMET subject to this Agreement.

10.2      This Agreement may be terminated for good cause (wichtiger Grund) with immediate effect by either Party. The termination shall leave any payment and other claims having arisen under this Agreement until termination unaffected.

10.3      Good cause (wichtiger Grund) for termination of this Agreement with immediate effect by a Party (the term “Party” to be understood for purposes of this Section 10.3 as being either KEMET, KEMET Electronics and EPCOS Portugal acting jointly as set forth in Section 13.4 or EPCOS) shall exist, in particular if

(i)         the other Party stops payments;

(ii)        debt settlement proceedings (in particular insolvency) are instituted against the assets of the other Party or an application is filed in this respect and, despite specific request, the other Party cannot prove the obvious unfoundedness of such application within a reasonable time period;

(iii)       the other Party culpably and permanently breaches its obligations to a considerable extent notwithstanding a warning letter.

10.4      Good cause (wichtiger Grund) for termination of this Agreement with immediate effect by EPCOS shall exist if either (i) the Temporary Distribution Agreement or the Temporary Evora Supply Agreement between EPCOS Portugal, EPCOS 2 Portugal, LDA. and KEMET Corporation has been terminated for good cause (wichtiger Grund).

10.5      Any notice of termination must be made in writing to be effective. For the avoidance of doubt, unless mandatory law provides otherwise, Section 8 above and 12 below survive any termination of this Agreement.

11.        Final Sale of Heidenheim Tantalum Polymer Capacitors

11.1      Prior to termination of this Agreement, EPCOS shall use reasonable efforts to sell and transfer all Heidenheim Tantalum Polymer Capacitors that constitute consignment stocks stored at sites of Tantalum Customers listed in Exhibit 11.1 to the respective Tantalum Customers. For the avoidance of doubt, with respect to such sales, Section 5.3 (ii) shall apply.

11.2      With effect as of the termination of this Agreement, EPCOS shall transfer to EPCOS Portugal all Heidenheim Tantalum Polymer Capacitors which EPCOS owns at the termination of this Agreement, including, but not limited to, those Heidenheim Tantalum Polymer Capacitors that constitute inventory stocks at EPCOS’ site in Heidenheim or that constitute consignment stocks at sites of Tantalum Customers which have not been sold to the Tantalum Customers prior to the termination of this Agreement (the “Future Stocks”).

The purchase price to be paid by EPCOS Portugal for the Future Stocks shall be the relevant Per-item Quantity Related Costs per Heidenheim Tantalum Polymer Capacitors. Such purchase price shall be invoiced within five (5) Business Days after the transfer of the Future Stocks. The invoice shall list

(i)         the type, and for each type, the number of Heidenheim Tantalum Polymer Capacitors sold and transferred to EPCOS Portugal by EPCOS;

(ii)        the Per-item Quantity Related Costs of such types of Heidenheim Tantalum Polymer Capacitors;

(iii)       the results of the multiplication of the applicable Per-item Quantity Related Costs with the relevant number of Heidenheim Tantalum Polymer Capacitors delivered by EPCOS to EPCOS Portugal (the “Future Stocks Per-item Quantity Related Costs”) as well as the sum of all Future Per-item Quantity Related Costs (such sum the “Future Stocks Total Production Costs”).

The Future Total Production Costs shall be due and payable ten (10) Business Days after the transfer of the Future Stocks.

12.        Termination of the Manufacturing and Supply Agreement

The Parties hereby terminate the Manufacturing and Supply Agreement. The Manufacturing and Supply Agreement, therefore, does not constitute any obligations of any Party and the Parties shall be deemed as if such Manufacturing and Supply Agreement has never been executed.

13.        Final Provisions

13.1      This Agreement shall in its entirety be subject to the condition precedent (aufschiebende Bedingung) of the occurrence of the Closing.

13.2      Section 22 of the ASPA shall apply to this Agreement mutatis mutandis.

13.3      EPCOS Portugal, KEMET and KEMET Electronics shall be liable for their obligations under this Agreement as joint and several debtors.

13.4      After the Closing, any rights of KEMET, KEMET Electronics and/or EPCOS Portugal under this Agreement can be exercised only by KEMET, KEMET Electronics and/or EPCOS Portugal acting jointly. Any statement made by KEMET in connection with the exercise of such rights shall be deemed to have been made also in the name of KEMET Electronics and EPCOS Portugal.

13.5      Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the same meaning as in the ASPA.

EPCOS AG
,		,
[place]	[date]	[place]	[date]

[name]		[name]

EPCOS Portugal
,		,
[place]	[date]	[place]	[date]

[name]		[name]

KEMET Corporation
,		,
[place]	[date]	[place]	[date]

[name]		[name]

KEMET Electronics Corporation
,		,
[place]	[date]	[place]	[date]

[name]		[name]